Exhibit 5.1

Writer’s Direct Dial: +1 212 225 2286

E-Mail: afleisher@cgsh.com

March 29, 2021

MDC Partners Inc.
One World Trade Center, Floor 65
New York, New York 10007

Ladies and Gentlemen:

We have acted as United States counsel to MDC Partners Inc., a corporation continued under the laws of Canada (the “Company” or “MDC Canada”), and New MDC LLC, a Delaware limited liability company (“New MDC”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of MDC Canada’s and New MDC’s joint registration statement on Form S-4 (including the documents incorporated by reference therein, the “Registration Statement”), relating to the proposed (i) domestication of MDC Canada in the State of Delaware (the “Redomiciliation,” and MDC Canada from and after the consummation of the Redomiciliation, “MDC Delaware”), pursuant to which (A) each share of MDC Canada’s Class A common stock, par value $0.001 per share (the “MDC Canada Class A Common Stock”), shall become one share of Class A common stock, no par value, of MDC Delaware (the “MDC Delaware Class A Common Stock”), and (B) each share of the Company’s Class B common stock, par value $0.001 per share (the “MDC Canada Class B Common Stock”), shall become one share of Class B common stock, no par value, of MDC Delaware (the “MDC Delaware Class B Common Stock”), (ii) conversion of New MDC into a Delaware corporation, (iii) merger of Midas Merger Sub 1 LLC, a Delaware limited liability company and a wholly-owned subsidiary of New MDC that was formed solely for the purpose of consummating the transactions (“Merger Sub”), with and into MDC Delaware (the “MDC Reorganization”), pursuant to which (A) each share of MDC Delaware Class A Common Stock shall be converted into the right to receive one share of Class A common stock, no par value, of New MDC (the “New MDC Class A Common Stock”), and (B) each share of MDC Delaware Class B Common Stock shall be converted into the right to receive one share of Class B common stock, no par value, of New MDC (the “New MDC Class B Common Stock”), (iv) certain other transactions related thereto, each as set forth in that certain Transaction Agreement, dated as of December 21, 2020 (the “Transaction Agreement”), by and among MDC Canada, New MDC, Stagwell Media LP, and Merger Sub, and (v) the registration of (1) 77,846,000 shares of New MDC Class A Common Stock and (2) 3,743 shares of New MDC Class B Common Stock, each as described in the Registration Statement.

MDC Partners Inc., p. 2

The Redomiciliation shall be effected pursuant to a “continuance” effected in accordance with Section 188 of the Canada Business Corporations Act (the “CBCA”) and a concurrent “domestication” effected in accordance with Section 388 (“Section 388”) of the General Corporation Law of the State of Delaware. The “domestication” pursuant to Section 388 is being effected by filing a certificate of corporate domestication and a certificate of incorporation in respect of the Company with the Secretary of State of the State of Delaware (the “Secretary of State”).

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement;

(b)	the Transaction Agreement;

(c)	a form of the certificate of corporate domestication of the Company to be filed with the Secretary of State (the “Certificate of Corporate Domestication”), filed as Exhibit 3.3 to the Registration Statement;

(d)	a form of MDC Delaware’s certificate of incorporation to be filed with the Secretary of State (the “Certificate of Incorporation” and, together with the Certificate of Corporate Domestication, the “Redomiciliation Certificates”), filed as Exhibit 3.4 to the Registration Statement;

(e)	a form of the by-laws to be adopted by MDC Delaware, filed as Exhibit 3.6 to the Registration Statement; and

(f)	a form of the certificate of merger effecting the MDC Reorganization to be filed with the Secretary of State (the “Merger Certificate”).

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

MDC Partners Inc., p. 3

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

(a) when the Registration Statement has become effective under the Securities Act and upon filing of the Redomiciliation Certificates with the Secretary of State in accordance with Section 388:

1.	the MDC Delaware Class A Common Stock will be validly issued by MDC Delaware, fully paid and nonassessable; and

2.	the MDC Delaware Class B Common Stock will be validly issued by MDC Delaware, fully paid and nonassessable; and

(b) when the Registration Statement has become effective under the Securities Act and the shares of New MDC Class A Common Stock and New MDC Class B Common Stock have been issued in accordance with the terms and conditions of the Transaction Agreement and the Merger Certificate:

3.	the New MDC Class A Common Stock will be validly issued by New MDC, fully paid and nonassessable; and

4.	the New MDC Class B Common Stock will be validly issued by New MDC, fully paid and nonassessable.

In rendering the opinions expressed above in (a), we have further assumed that (1) MDC Canada is, and at all times prior to the effectiveness of the Redomiciliation will be, duly organized, validly existing and in good standing under the laws of Canada and under the CBCA and has the full power, authority and legal right to domesticate in the State of Delaware pursuant to Section 388; (2) at all times relevant for purposes of rendering our opinions as expressed herein, the laws of Canada and the CBCA permitted, and will permit, the Redomiciliation; (3) the Redomiciliation was, or will be, duly authorized by the Company; (4) all necessary action was taken, or will be taken, under the CBCA and other applicable laws of Canada to authorize and permit the Redomiciliation, including receipt of requisite approval by the shareholders of MDC Canada, and any and all consents, approvals and authorizations from applicable Canadian governmental authorities required to authorize and permit the Redomiciliation have been, or will be, obtained; (5) the Certificates, in the forms thereof submitted for our review, without alteration or amendment (other than filling in the appropriate date and effective time) will be duly authorized and executed and thereafter be duly filed with the Secretary of State in accordance with Section 103 of the General Corporation Law of the State of Delaware and Section 388, and that no other certificate or document has been, or prior to the filing of the Certificates will be, filed by or in respect of the Company with the Secretary of State and that the Company will pay all fees or other charges required to be paid in connection with the filing of the Certificates; (6) each share of MDC Canada Class A Common Stock and MDC Canada Class B Common Stock issued and outstanding prior to the Redomiciliation is, and immediately prior to the effective time of the Redomiciliation will be, duly authorized, validly issued, fully paid and nonassessable under the laws of Canada and the CBCA; and (7) each share of MDC Canada Class A Common Stock and MDC Canada Class B Common Stock issued and outstanding prior to the Redomiciliation was not or will not be issued in violation of any preemptive or other similar rights arising under the laws of Canada and the CBCA, the organizational documents of the Company, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, or any court decree or order (including, without limitation, any settlement agreement).

MDC Partners Inc., p. 4

In rendering the opinions expressed above in (b), we have further assumed that prior to the issuance of shares of New MDC Class A Common Stock and New MDC Class B Common Stock in connection with the MDC Merger: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the MDC Merger contemplated by the Transaction Agreement will have been consummated in accordance with the terms thereof; (iii) the Merger Certificate will be duly filed with the Secretary of State; and (iv) the shares of New MDC Class A Common Stock and New MDC Class B Common Stock will have been registered by the transfer agent and registrar for the shares of the New MDC Class A Common Stock and the New MDC Class B Common Stock.

The foregoing opinions are limited to the General Corporation Law of the State of Delaware.

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement under the heading “Legal Matters” as counsel for the Company that has passed on the validity of the securities, and to the use of this opinion as a part (Exhibit 5.1) of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ Adam Fleisher
Adam Fleisher, a Partner